UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 24, 2004


                               DENDO GLOBAL CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                         3311 N. Kennicott Ave., Suite A
                           Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601 Registrant's telephone number,
               including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

      Item 1.01 Material Definitive Agreement

On August 20, 2004, Dendo Global Corp., a Nevada corporation (the "Company" or the "Registrant"), entered into an Intellectual Property License Agreement (the "License Agreement") with Technology Alternatives, Inc., an Illinois corporation ("TAI"). The License Agreement is by and among the Company, TAI and Mr. Lindsay Hedin ("Hedin"), as the warranting shareholder. Immediately prior to the closing of the License Agreement, Hedin was the sole member of the Company's board or directors and its only executive officer. The License Agreement was consummated on August 24, 2004.

Pursuant to the License Agreement, in exchange for the issuance of ten million forty four thousand (10,044,000) shares of common stock, the Company received a license (the "License") to certain intellectual property owned by TAI (the "Licensed Intellectual Property") as more fully set forth in the License Agreement made an exhibit to this Form 8-K. The Company also received the right to sublicense the Licensed Intellectual Property. The initial term of the License is six (6) months, which six (6) month term is automatically extended for additional six (6) month terms until terminated by mutual agreement of the Company and TAI. As partial consideration for entering into the License Agreement, the Company also received One Hundred Thousand Dollars ($100,000) to satisfy certain liabilities of the Company. In connection with the License Agreement, twenty seven million two hundred nineteen thousand (27,219,000) shares of the common stock of the Company were cancelled (the "Cancellation"). Further, TAI agreed to indemnify the Company and Hedin from certain liabilities in connection with the License Agreement.

Per the terms of the License Agreement, the Company is obligated to successfully raise working capital pursuant to an equity financing(s) within certain time periods and avoid diluting its historical shareholders beyond a specified amount. Failure to successfully raise working capital pursuant to an equity financing(s) or exceeding the dilution limitations of the historical shareholders can result in the termination of the License Agreement. In the event the License Agreement is terminated for any of the above reasons, the intellectual property, contracts, capital received in connection with any financing and any and all property received by the Company subsequent to the closing of the License Agreement (the "Closing") shall terminate as they relate to the Company and shall be transferred as directed by the President and Chief Executive Officer of the Company as of the Closing. Further, TAI has agreed to take all steps necessary to reimburse certain investors in the Company, cancel certain shares issued pursuant to an equity financing(s) and reinstate the management and board of directors of the Company as they were prior to the License Agreement.


Section 2 - Financial Information

None.

Section 3 - Securities and Trading Markets

      Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 (the "Exemption"), on August 24, 2004, in exchange for Five Hundred Thousand Dollars ($500,000) the Company sold 500,000 shares of the Company's Series A Convertible Preferred Stock (purchase price of One Dollar ($1.00) per share) (the "Series A Preferred"), warrants to purchase 8,000,000 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") and Additional Investment Rights to purchase 3,500,000 additional shares of Series A Preferred (purchase price of One Dollar ($1.00) per share) (the "Offering"). Each share of the Series A Preferred converts into two (2) shares of the common stock of the Company.

On a fully-diluted basis, the securities issued as the total commissions paid in connection with the Offering equal 840,000 shares of common stock. Additionally, the Company shall issue a warrant to purchase 800,000 shares of the common stock of the Company, which warrant shall have an exercise price of Fifty Cents ($.50) per share.

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of the investors in the Offering (the "Investors") made pursuant to the agreements executed in connection with the Offering that the Investors are Accredited Investors (as that term is defined in the Securities Act of 1933 (the "33 Act")) and (ii) its own independent investigation to confirm that the Investors were indeed Accredited Investors.

The Investors are entitled to certain registration rights as provided in the Registration Rights Agreement made an exhibit to this Form 8-K.

      Item 3.03 Material Modification to Rights of Security Holders.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred are entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred share equal to Two Dollars ($2.00).

The common stock of the Company is junior in rank to all issued shares of Series A Preferred with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Further, without the prior express written consent of certain of the shareholders of the Series A Preferred, the Company may not authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Nevada or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred relative to the holders of the common stock or the holders of any other class of capital stock.

Section 4 - Matters Related to Accountants and Financial Statements

None.

Section 5 - Corporate Governance and Management

      Item 5.01 Changes in Control of Registrant.

In connection with the License Agreement and the Cancellation, Hedin's ownership of the common stock of the Company was decreased from fifty one percent (51%) of the total issued and outstanding common stock such that he no longer owns a majority of the shares of the Company.

In connection with the License Agreement and the Cancellation, James E. Solomon ("Solomon") was issued approximately thirty eight percent (38%) of the issued and outstanding common stock of the Company. In connection with the License Agreement and the Cancellation, TAI was issued approximately thirty three percent (33%) of the issued and outstanding stock of the Company. Solomon is the President, Chief Executive Officer and majority shareholder of TAI and, as such, has the power to vote the shares of common stock beneficially owned by TAI. Accordingly, and subsequent to the sale of the 500,000 shares of the Company's Series A Preferred (the "Initial Series A Preferred") in connection with the Offering, in certain circumstances James E. Solomon, voting shares beneficially owned by him, along with voting the shares beneficially owned by TAI, has the power to vote approximately sixty six percent (66%) of the shares of the Company. Subsequent to the issuance of the Initial Series A Preferred, the issuance of the shares of common stock of the Company pursuant to the License Agreement and subsequent to the Cancellation, James E. Solomon owns approximately thirty five percent (35%) of the issued and outstanding common stock of the Company and TAI owns approximately thirty one percent (31%) of the issued and outstanding common stock of the Company.

In connection with the License Agreement, Solomon was appointed to the board of directors of the Company and appointed President and Chief Executive Officer of the Company. Further, were appointed George Loera and Pete Ashi to the Company's board of directors, Irwin Williamson and David Otto were appointed Chief Financial Officer and corporate Secretary, respectively. Hedin, the sole officer and director of the Company prior to the License Agreement, resigned positions then held with the Company.

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 19, 2004, Hedin, the sole member of the board of directors, Chief Executive Officer and Chief Financial Officer of the Company, resigned from the aforementioned positions. On August 19, 2004, and immediately prior to the resignation of Hedin, Solomon, George Loera and Pete Ashi were appointed to the board of directors. Further, on August 19, 2004, and immediately following the resignation of Hedin from the aforementioned positions, Solomon, Irwin Williams and David Otto were appointed as the President and Chief Executive Officer, Chief Financial Officer and Secretary of the Company, respectively.

James E. Solomon

Jim Solomon is the CEO/President of the Company and Technology Alternatives, Inc. of Schaumburg, Illinois. The Company intends to pursue the same business operations as Technology Alternatives, Inc. Technology Alternatives, Inc. produces a secure wireless communications toolset to be used by emergency first responders for interagency interoperability, communication and collaboration. The convergence of video, voice, and data requires larger transmissions bandwidth than current radio systems could provide. In addition, public safety officials require redundant networks to ensure communication capability in the event the primary system is damaged or destroyed. Technology Alternatives, Inc.'s toolset provides multi-network capable communications for the Police, EMS and other Homeland Security Agencies. There are 360 agencies under DHS - of which 17,000 US police departments are but one grouping.

The 17,000 police departments in the United States are just one component of Technology Alternatives, Inc.'s potential public sector customer base. Other public entities include nationwide; fire and EMS departments, municipal public works entities, and the 360 agencies (CIA, FEMA, ATF, Customs, Coast Guard, etc.) that fall under the jurisdiction of the Department of Homeland Security.

Private companies (hospitals, banks, casinos, retail establishments, etc.) comprise an additional customer segment. Technology Alternatives, Inc. targets local, state, and federal public safety and service agencies that are interested in pooling their communications resources into a single, shared standards-based infrastructure that will support public-safety first responders.

A self-funded closely held company, Technology Alternatives, Inc. began building its current solution, an in-car camera system, used in over 600 law enforcement agencies, with over 2600 vehicles. This has evolved into a secure integrated image, voice and data wireless delivery solution. Currently, Technology Alternatives, Inc. has a patented, multi-network, secure first responder communication solution that has enabled them to partner with IBM, Cisco, Symbol, SAIC, Panasonic and others on several opportunitie

Mr. Solomon's career has been that of the technology entrepreneur and he has been active in the technology industry for the past 32 years. Mr. Solomon's experience includes work as a developer, engineer, and creator of businesses in the PC, CD-ROM, Relational Database, Telecommunications and Wireless industries.

After many years of participation in the AeA (American Electronics Association), Mr. Solomon became the chairman for the Midwest Council, member of the national board of directors, International and Technology committees. Through the AeA, he has become an advisor on wireless technologies to World Business Chicago, Chicago Software Association - Wireless Roundtable, Chicagoland Chamber of Commerce, Metropolitan Planning Commission, Chicagoland Workforce Boards, the Mayor's Council of Technology Advisors (Chicago) and currently is a Member of the Governor's Broadband Task Force (Illinois).

Mr. Solomon has successfully raised over $15M through venture funds in multiple rounds for several of his companies. He developed relationships with every major telecommunications carrier and several minor carriers in the U.S., Canada, Ecuador, Colombia, Peru, Australia, New Zealand, and China markets. Mr. Solomon developed partner relationships with NCR, Diebold, Fujitsu, and created strategic relationships with Chase, Citicorp, First Union, Nations, Bank of America and Wells-Fargo Banks.

Mr. Solomon's companies developed the technology for the electronic image capture, store and forward of "mug shots" for law enforcement for the Chicago police department. Other clients have included AT&T, Hyatt Hotels, Wal-Mart, Kmart, J.C. Penney's, and Sears for development of mission critical on-line transaction processing applications. Mr. Solomon's company was one of the first licensees of CD-ROM technology in the U.S. and developed strong international relationships in the Netherlands and Japan. As a result he became one of the industry leaders in tools for image digitization, storage, retrieval and transmission for the insurance, banking and intelligence markets.

Mr. Solomon has held a series of positions with ever increasing responsibilities for both domestic and international companies including GOOItech, Sayers Advanced Systems, Informix, MicroTRENDS, Digital Research, Wang Laboratories and Tandem Computer. These organizations gave him the opportunity to develop relationship and management skills with customers in the Telecommunications, Insurance, Financial, Banking, Distribution and Pharmaceutical industries.

Mr. Solomon's educational background includes the University of Missouri at Columbia, Civil Engineering, University of Missouri at Kansas City, Business Administration, and the Stanford University Executive MBA Program. In addition to Mr. Solomon's AeA duties his professional memberships have included the Chief Information Officer Organization, Strategic Account Management Association
(SAMA), Wireless Data Forum, Cellular Telephone Industry Association (CTIA), American Banking Association, Banking Industry Association, and the International Association of Home Financing.

George Loera

For the past 18 years Mr. George Loera has been the owner and President of Chicago United Industries. Ltd., a multi-million dollar distribution and supply company located in Chicago, Illinois. Mr. Loera is active in local civic and business affairs, being Co-Founder and Past President of the Mexican-American Chamber of Commerce of Illinois from 1992 to 1995. Mr. Loera also served as Chairman of the Board. Mr. Loera is also the Founder and Co-Chair of Paths to Achievement, a mentoring organization for Chicagoland middle school children.

Mr. Loera also previously served as a director for 6 years and as Vice President for the Hispanic American Construction Industry Association, an association focusing on promoting opportunities for Hispanic construction, engineering and supply companies. He has been a member of the Hispanic American Construction Industry Association for the past 18 years.


Mr. Loera was the Co-Chair of the Latino Coalition in Defense of Affirmative Action from 1987 to 1989. Mr. Loera is currently a Director for the Latino Technology Association, an association focusing on promoting opportunities for Latino technology businesses.


Mr. Loera earned his BBA in Organizational Management from the University of Iowa in 1977, and was enrolled in the Electrical Engineering Curriculum at the University of Illinois, Champaign, Illinois from 1969 to 1970. Mr. Loera also served as a Sergeant in the United States Marine Corps, 1st Force Reconnaissance Company, Fleet Marine Force, Pacific from 1971 to 1973.

C. Pete Ashi

Mr. Pete Ashi has over 22 years of Information Systems industry experience. Over the past Five years, Mr. Ashi has served as the Vice President of National Operations for TM Floyd & Company, a $55M Information Technology consulting firm with major clients in the Health Insurance and Property & Casualty industries. His career has evolved from computer programming and support, to recruiting, sales and marketing, and management.


Mr. Ashi formed Ashi & Associates, a Dallas based search firm, in 1984 and served as President from 1984 to 1987. Mr. Ashi relocated to Chicago in 1988 to lead a start-up branch for IMI Systems, Inc., an Information Technology consulting firm. Mr. Ashi worked for IMI Systems, Inc. from 1987 to 1989.


In March, 1989 Mr. Ashi was recruited to Keane, Inc, a billion dollar publicly traded Information Technology consulting firm, to develop a sales territory. Mr. Ashi worked for Keane, Inc. until 1993. Following his work with Keane, Inc., Mr. Ashi joined TM Floyd & Company in 1993 as Director of Business Development and was subsequently promoted to Vice President of Operations in 1994, followed by a promotion to Vice President of National Operations in 1999.


Mr. Ashi is also the co-founder of the Friends of Drummond, a charitable organization chartered with promoting education in his community, and sits on the board of Ant Systems, Inc. Aside from his responsibilities to TM Floyd & Company, he is the Chairman of the Illinois Century Network Policy Committee.


Mr. Ashi attended the University of Pennsylvania from 1978 to 1980 and graduated from the University of Pittsburgh's School of Computer Technology with a BS in 1981.


Mr. Ashi resides in Chicago with his wife Sandra and daughter Isabella.

Irwin A. Williamson

Prior to joining the Company, Mr. Williamson served as Chief Financial Officer of Technology Alternatives, Inc and Recognition Source, LLC, a producer of wireless access control devices. From 1996 to 2002, Mr. Williamson served as Chief Financial Officer and Vice President of Globe Building Materials, Inc., a manufacturer of residential roofing materials. From 1988 to 1996, Mr. Williamson served as the Chief Financial Officer of International Imaging Electronics, a manufacturer of medical imaging devices. From 1984 to 1988 Mr. Williamson served as Corporate Controller to the Seatt Corporation, a manufacturer of consumer electronics. From 1981 to 1984 Mr. Williamson was a senior financial planning analyst with ARCO Metals, a division of Atlantic Richfield Company. From 1978 to 1981 Mr. Williamson held various operations and financial management positions with the Essex Group, a division of United Technologies. Mr. Williamson holds a degree in accounting from Indiana University.

Mr. Williamson resides in Aurora, Illinois with his wife Julia and daughter Jaimie.

David M. Otto

David M. Otto is a Seattle-based attorney and President of The Otto Law Group. David Otto serves as secretary to the Company and is corporate securities and General counsel to both the Company and Technology Alternatives, Inc. Mr. Otto's practice focuses on corporate finance, securities, mergers and acquisitions and corporate law and governance. Mr. Otto began his law practice on Wall Street in New York City in 1987, where he concentrated on significant corporate leveraged buyout and takeover transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto moved to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up, emerging growth and middle-market businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up, emerging growth and middle-market companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Recent transactions completed by The Otto Law Group include an initial public offering for a digital technology company, acquisition and financing of an education services and products public company, private financing for the national expansion of a window coverings manufacturer, '34 Act compliance work for several technology and service businesses, a share exchange and proxy for a publicly held company, rendering opinions regarding various cross-border financings and acquisitions and private placements for electronic component, digital music, e-commerce and wireless broadband companies.

Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and going public. He is currently a member of the Board of Directors of Dtomi, Inc., Uniphyd Corporation, SinoFresh Healthcare, Inc., Excalibur USA Custom Window Fashions, Inc. and Saratoga Capital Partners, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities, Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee of the ABA's Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington.

Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor on the Fordham International Law Journal.

Mr. Solomon and the Company entered into an Employment Agreement on or around August 24, 2004. Per the terms of the Employment Agreement, Mr. Solomon is to be employed by the Company as the Chief Executive Officer for an initial period of three (3) years, which period shall be automatically renewed until terminated by the Company. Solomon's annual salary is One Hundred and Seventy Five Thousand Dollars ($175,000). Solomon is eligible to receive an annual cash bonus of up to Two Hundred Fifty Thousand Dollars ($250,000) in connection with the gross revenues of the Company and has been granted options to purchase up to one million (1,000,000) shares of the common stock of the Company, subject to vesting.

The Company intends to issue common stock, or options to purchase common stock, to Ms. Dina Loera, a family member of George Loera; Christopher Solomon, a family member of James Solomon; and C. Pete Ashi. It is the intention of the Company to issue 600,000 shares of common stock, or options to purchase common stock, to Ms. Dina Loera; 125,000 shares of common stock, or options to purchase common stock, to Christopher Solomon; and 75,000 shares of common stock, or options to purchase common stock, to C. Pete Ashi.

      Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 23, 2004, the Company filed a Certificate of Designations with the Nevada Secretary of State designating the preferences and rights of the Series A Preferred. Each share of Series A Preferred converts into two (2) shares of common stock, subject to certain adjustments.

The holders of the Series A Preferred are be entitled to receive dividends ("Dividends") at a rate of 5.0% per annum (the "Dividend Rate"), which shall be cumulative, accumulate daily from the Issuance Date and be due and payable beginning on October 1, 2004 (the "First Dividend Date") and on the first day of each Calendar Quarter after the First Dividend Date (each, including the First Dividend Date, a "Dividend Date"). Any accumulated and unpaid cash Dividend Payments which are not paid within five (5) Business Days of such accumulated and unpaid Dividends' Dividend Date shall bear interest at the rate of 15.0% per annum from such Dividend Date until the same is paid in full (the "Default Interest"). No Dividends will be paid by the Company subsequent to the first fiscal quarter in which the Company has EBITDA of One Million Dollars ($1,000,000) or more.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred are entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred share equal to Two Dollars ($2.00).

The common stock of the Company is junior in rank to all issued shares of Series A Preferred with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Further, without the prior express written consent of certain of the shareholders of the Series A Preferred, the Company may not authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Nevada or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred relative to the holders of the common stock or the holders of any other class of capital stock.

If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the "Purchase Rights"), then the holders of Series A Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of the Series A Preferred (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

If at any time from and after the Issuance Date, (i) EBITDA equals or exceeds $1,000,000 (the "EBITDA Requirement") and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Required Holders from and including the Mandatory Conversion Notice Date through and including the Mandatory Conversion Date (each, as defined below), the Company shall have the right to require each holder of the Series A Preferred to convert all or any portion of the Series A Preferred then outstanding as designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of common stock.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written action of stockholders in lieu of meeting), each holder of outstanding Series A Preferred shall be entitled to the number of votes equal to the number of whole shares of common stock into which the Series A Preferred held by such holder are convertible (subject to the limitations of Section 4(a) above) as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, holders of Series A Preferred shall vote together with the holders of common stock, and with the holders of any other series of preferred stock the terms of which so provide, as a single class.

On August 20, 2004, the bylaws of the Company were amended to (i) clarify that there shall be no cumulative voting in the election of directors, and (ii) decrease to a simple majority that amount of shareholders required to authorize any action taken by the shareholders without a meeting via a consent in lieu of a meeting.

Section 6 - [Reserved]

Section 7 - Regulation FD

None.

Section 8 - Other Events

None.

Section 9 - Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed and furnished in accordance with the provisions of Item 601 of Regulation S-B:

                                    EXHIBITS

  NUMBER                                      DESCRIPTION                                    LOCATION
  ------                                      -----------                                    --------
      3.2        Bylaws of Dendo Global Corp., as amended.                                   Attached

      4.1        Certificate of Designation                                                  Attached

     10.1        Intellectual  Property  License  Agreement by and among Dendo Global        Attached
                 Corp., Technology Alternatives, Inc., and Lindsay Hedin

     10.2        Employment  Agreement by and between Dendo Global  Corp.,  and James        Attached
                 E. Solomon

     10.3        Securities Purchase Agreement                                               Attached

     10.4        Registration Rights Agreement                                               Attached

     10.5        Form of Warrant                                                             Attached

     10.6        Form of Additional Warrant                                                  Attached

     10.7        Lock-Up Agreement                                                           Attached

     10.8        Form of Additional Investment Right                                         Attached


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     DENDO GLOBAL CORP.
                                        (Registrant)


                                     -------------------------------
                                     By: James E. Solomon
                                     Its: President and CEO

                                     Date: August 27, 2004